Mortgage Guaranty Insurance Corporation	MGIC

Steven M. Thompson

Vice President

Risk Management

July 23, 2004

Ms. Ellen Kiernan	Mr. Thomas Baumgart
Lehman Brothers, Inc.	LaSalle Bank National Association as Trustee for
745 7th Avenue	Structured Asset Investment Loan Trust 2004-7
7th Floor	Mortgage Pass-Through Certificates Series 2004-7
New York, New York 10019	135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

RE:

Terms for MGIC Mortgage Insurance Coverage (“Coverage") on Approximately $624.9 Million in Principal Balances of Loans (the “Insurable Loans”)  to be included in the Trust known as the Structured Asset Investment Loan Trust 2004-7, Mortgage Pass-Through Certificates Series 2004-7 (the "Trust")

Dear Ms. Kiernan and Mr. Baumgart:

Mortgage Guaranty Insurance Corporation (“MGIC”) has reviewed the information provided by Lehman Brothers, Incorporated ("Lehman") concerning the Insurable Loans and is providing pricing and terms to issue lender-paid first lien Coverage under the Master Policy (as defined below) on the loans contained within the portfolio. This proposal is subject to the following terms and conditions:

1.

Portfolio Size. MGIC has identified the following Insurable Loans from the Final File (as defined below) submitted by Lehman:

Insurable Loans

   $  Volume

(Current LTV(1)>80)

2,899

$624,920,034.91

The actual size of the final portfolio of Insured Loans as defined below may be slightly smaller based on recent prepayments, delinquencies, and/or additional screening of loan eligibility.

1

For purposes of this letter, an Insurable Loan’s “Current LTV” means the ratio, expressed as a percentage, of the Insurable Loan’s principal balance as of the close of business on July 1, 2004 to the Value of the related property at origination.

2

For purposes of this letter, an Insurable Loan’s “Original LTV” means the ratio, expressed as a percentage, of the initial principal balance of the Insurable Loan at origination to the Value of the related property at origination.

2.

Loan Coverage. Lender-paid Coverage will be issued by MGIC on each Insurable Loan that meets the applicable Eligibility Criteria (as set forth in Section 0 below). The Coverage percent for an Insurable Loan is calculated as the Original LTV(2) minus sixty percent (60%) divided by the Original LTV ratio, with the result rounded to the next highest whole number.  Example:

Original LTV = 87.49  (expressed as a percentage)

Original LTV = .8749  (expressed as a ratio)

Coverage percentage  = (87.49 - 60)/.8749) = 31.4207 = 32

3.

Premium.  LaSalle Bank National Association ("LaSalle Bank"), solely in its capacity as Trustee, shall pay or cause the Master Servicer or any Servicer pursuant to the Trust Agreement, dated as of July 1, 2004, among LaSalle Bank, as Trustee, Structured Asset Securities Corporation, Aurora Loan Services Inc., Wells Fargo Bank Minnesota, National Association and The Murrayhill Company (the "Trust Agreement") to pay in arrears a nonrefundable monthly premium for the Coverage. Such premium shall be calculated at an annualized premium rate of 147 basis points applied to the unpaid principal balance of each Insured Loan determined as of the beginning of the prior calendar month.  For purposes of this letter, “Insured Loan” means an Insurable Loan as to which Coverage under the Master Policy (as defined below) is issued by MGIC.

LaSalle Bank as Trustee shall provide or cause to be provided, pursuant to the Trust Agreement, to MGIC on a monthly basis via computer file (in a mutually acceptable format), the unpaid principal balance, MGIC certificate number, lender loan number, and premium due for each Insured Loan.

The premium rate quoted in this paragraph does not include premium taxes that are required to be paid by the Insured in the States of Kentucky and West Virginia.  The Final File includes Insurable Loans in the States of Kentucky and West Virginia. The tax rates generally range from 1.0% - 17% of the premium paid, and such rates shall be provided with respect to any Insured Loans on a loan-level basis to the Insured or its designee by MGIC and such amount shall be added to the payment of the premium paid to MGIC who will cause such tax to be paid.

With respect to all Insured Loans, Lehman represents and warrants that (a) the borrower will not be charged a separate or identified amount as payment or reimbursement for premiums for Coverage and that such premiums will be paid from funds of the Insured or persons other than the borrower, and (b) that the Coverage will either not be subject to the Homeowners Protection Act of 1998 or will be “lender paid mortgage insurance” thereunder. In addition, with respect to any Insured Loan secured by a property in New York State for which, at the effective date of Coverage or at any time while the Master Policy is in effect for such Insured Loan, the ratio of the unpaid principal balance of such Insured Loan to the Value of the related property at origination is less than 75%, Lehman represents and warrants that all premiums for Coverage will not be paid by the borrower, directly or indirectly, including, for example, by a higher interest rate or other charges. It is acknowledged that these representations and warranties are relied upon by MGIC in insuring such Insured Loans because they relate to the maintenance of Coverage of such Insured Loans under the Master Policy.

4.

MurrayHill Company. The above pricing is dependent upon the MurrayHill Company or its successor to substantially all of its business serving as the loss mitigation advisor and providing loss mitigation and servicing advisor services throughout the entire effective life of the Coverage on the Insured Loans.  In the event that MurrayHill's services either are not retained or terminate while Coverage on any Insured Loan remains in effect, and the services of MurrayHill are not promptly replaced with another loss mitigation advisor and provider of loss mitigation and servicing advisor services acceptable to MGIC, then in MGIC's sole discretion, the annualized premium rate on each Insured Loan shall increase by .01% (1 bps) for the remaining life of the Coverage on the Insured Loans.  MGIC shall promptly notify the Insured and Lehman of such increase.

5.

Effective Date of Coverage.  Coverage for all Insured Loans shall take effect as of July 1, 2004.  The initial monthly premium shall be due on August 25, 2004. Monthly renewal premiums shall be due thereafter on the 25th day (or if that day is not a business day, the next business day) of each month while the Coverage is in effect.

6.

Named Insured.   LaSalle Bank, solely in its capacity as Trustee, shall be the named insured under the Master Policy and all Certificates covering the Insured Loans.

7.

Bulk Certificate.  MGIC will provide to the Insured one bulk insurance Certificate for all of the Insured Loans, together with a summary of the coverage information on a loan-by-loan basis in an electronic format and thereafter a certificate number for each Insured Loan.  MGIC will not be obligated to issue individual Certificates for each Insured Loan.

8.

Restrictions on Cancellation and Assignment. The premium rate for the Insured Loans was calculated based upon a review of information pertaining to the Insurable Loans and a weighted average of the Current LTV of all Insurable Loans, as provided to LaSalle Bank pursuant to the Trust Agreement, as described in Section 1 above. Lehman and the Insured acknowledge that the terms of the Master Policy (as defined below), including the restrictions on cancellation and assignment, were relied upon by MGIC in establishing such premium rate. Lehman and the Insured also agree that the Coverage to be issued under the Master Policy is non-assignable except as provided for under Endorsement to Mortgage Guaranty Master Policy [#71-70201 (1/03)].

For purposes of Section 3.5 in the Endorsement, MGIC approves assignment of coverage on an individual Insured Loan from the Trustee to Lehman or its affiliate in connection with an Insured Loan repurchased or substituted for by Lehman, and assignment of coverage on all Insured Loans as a group from the Trustee to any successor Trustee, provided, in each such case, that the Trustee promptly notifies MGIC of such assignment.

9.

Cancellation of Policy and Coverage of Insured Loans Upon Termination of Trust. Except as otherwise provided below, in the event that the Trust is terminated for any reason (a “Redemption”), or there are no longer any Insured Loans that are security for, or represented by, the Trust, the Master Policy and the Coverage of all Insured Loans under the Master Policy shall automatically be terminated effective upon such event, without further action being required by either the Insured or MGIC, and any Default on any Insured Loan existing at the time of such termination and any future Default on an Insured Loan will not be covered under the Master Policy, nor will any refund of premium be paid.

Notwithstanding the foregoing, in the event of a Redemption, the Coverage of Loans insured under the Policy shall not automatically terminate if all of the Loans then insured under the Policy, including, but not limited to, all such Loans then in Default, are purchased by Lehman Brothers, its affiliate, or any successor to Lehman Brothers by virtue of merger or consolidation, within thirty (30) days after the effective date of the Redemption and MGIC is promptly notified of such purchase.

10.

Loan Eligibility Criteria. Under the Master Reporting Program Endorsement (With Limited Incontestability) For Illinois Bulk Transactions [#71-70192 (8/01)] , “Eligibility Criteria” may be established on the Insured Loans by MGIC upon notice to the Insured.  This letter will serve as such notice for purposes of the Master Policy and will apply to all Insured Loans.  All Insured Loans must meet the following Eligibility Criteria as of the effective date of Coverage or as of such other date as otherwise noted below:

a.

CLTVs (Combined LTVs). With respect to any Insured Loan, The CLTV (as defined below) may not exceed the Original LTV, except for loans for which the CLTV is specifically disclosed to exceed the Original LTV on the Final File.  The CLTV may not exceed 100% in any case.

The combined loan-to-value ratio ("CLTV") is defined as the ratio, expressed as a percentage, of the sum, as of the date of Insured Loan closing, of (1) the loan amount of the Insured Loan and (2) the outstanding principal balance of any other loan or loans secured by the property which are either (a) subordinated to the lien of the Insured Loan or (b) a second lien loan and are known to Lehman as transmitted in the Final File, divided by the Value of the property.

b.

Debt Ratios. Insured Loans may not have a "Total Debt Ratio" greater than 55%.  As used herein, the term "Total Debt Ratio" shall have the meaning ascribed to such term in the MGIC publication entitled "MGIC's Underwriting Guide" [#71-40600 (1/98)].

c.

Bankruptcies and Foreclosures.

Foreclosures - No borrower on any Insured Loan may have been the subject of a foreclosure proceeding within the 12 months prior to the origination of the Insured Loan.

Bankruptcies - No borrower on any Insured Loan may have been a debtor who was the subject of a bankruptcy proceeding during the 12 months prior to the closing of the loan.

d.

Section 32 (HOEPA) loans.   No Insured Loan can be a loan which would be required to comply with Section 226.32 of the federal truth-in-lending regulations (commonly referred to as a "HOEPA loan").

e.

Delinquencies. All payments due on an Insured Loan must have been made except for a payment with a scheduled due date of June 2, 2004, or later.  In addition, an Insured Loan may not have been 30 days delinquent (as defined below) more than twice at any time in the twelve months prior to July 1, 2004, and an Insured Loan may not ever have been 60 days delinquent prior to July 1, 2004. An Insured Loan is deemed to have been delinquent when any payment was not made by the close of business on the date on which payment was due under the related mortgage note (the scheduled due date).  An Insured Loan is deemed to have been 30 days delinquent if payment had not been received by the close of business on the corresponding day of the month immediately succeeding the month in which payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly, an Insured Loan is deemed to have been 60 days delinquent if payment had not been received by the close of business on the corresponding day of the second immediately succeeding month.

f.

Single Property.  Insured Loans may be secured by only one property.

g.

Loan Instrument Type.  Insured Loans must be positively amortizing loans or interest-only loans. Negatively amortizing loans are not eligible.

h.

Multiple Loans to Same Borrower.  The portfolio of Insured Loans covered by the Master Policy cannot include more than two Insured Loans for any borrower (irrespective of other borrowers on either Insured Loan).

i.

Manufactured Homes. Insured Loans cannot be secured by manufactured homes.

j.

Property Type and Units.  Insured Loans must  be secured by 1-4 family residential properties located in the United States.  Eligible property types include single-family detached and attached (including condominiums, PUDs that meet Fannie Mae or Freddie Mac requirements, and cooperative housing).

11.

Master Policy and Endorsements. All Coverage issued hereunder shall be subject to the terms and conditions of the MGIC Mortgage Guaranty Master Policy [#71-70035 (10/96) with #71-7135 (8/94)], which includes a Master Reporting Program Endorsement (With Limited Incontestability) For Illinois Bulk Transactions [#71-70192 (8/01)] and Endorsement to Mortgage Guaranty Master Policy [#71-70201 (1/03)] (together, the “Master Policy”).

12.

Underwriting. MGIC has been advised that the Insured Loans were made and underwritten by the originator(s) of the Insured Loans in accordance with the underwriting requirements in effect at the time of origination of the Insured Loans (the “Underwriting Requirements”).   Lehman represents and warrants to MGIC that each Insured Loan meets (a) the Eligibility Criteria set forth in Section 10 above and (b) in all material respects, the Underwriting Requirements.  Lehman and the Insured acknowledge and agree that MGIC shall be entitled to rely upon the representation and warranty set forth in the preceding sentence.

13.

Final File.  Lehman will deliver to MGIC a final data file or files (in a form mutually agreed to by the parties) (the “Final File”) of Insurable Loans that meet the Eligibility Criteria and the other requirements for Coverage under this letter, a copy of which will be attached to the Certificate for Insured Loans. The Final File will constitute an application for Coverage under the Master Policy (referred to as a “transmittal” in the Master Reporting Program Endorsement (With Limited Incontestability) For Illinois Bulk Transactions [#71-70192 (8/01)] and this letter and any other information provided to MGIC will be considered part of that application.

14.

Loss Mitigation.  The Master Policy provides that each Insured (or the Servicer on its behalf) must actively cooperate with and assist MGIC in mitigating loss.  Accordingly, in order to comply with this provision, the Servicer's obligation to mitigate any loss includes, but is not limited to, offering to all borrowers who have the ability and desire to cure a default, the repayment plans, forbearance plans, loan modifications and other loan workout plans as described in Section 2 of MGIC's Default Servicing Guide as in effect as of the date of this letter. A loan modification shall not be required if such Insured Loan is subject to REMIC rules and the loan modification would make the Insured Loan non-qualified under REMIC rules.

15.

Servicing of Insured Loans under the Master Policy.  Lehman and the Insured acknowledge that under Section 3.4 of the Master Policy if there is a change of Servicer, Coverage of an Insured Loan continues only if the new Servicer is approved by MGIC, and that under Section 4.5 of the Master Policy a Claim occurring on an Insured Loan when the Servicer for such Insured Loan is not approved by MGIC is excluded from Coverage under the Master Policy.

16.

Accuracy of Information on Final File; Representations and Warranties and Covenants.  Lehman acknowledges and agrees that (a) the mortgage loan information for each Insurable Loan contained on the Final File provided to MGIC prior to issuance of Coverage is material to MGIC’s decision as to whether to issue such Coverage on such Insurable Loan, and (b) MGIC is relying on such information in issuing such Coverage on such Insurable Loan. Lehman represents and warrants to MGIC that all mortgage loan information provided to MGIC relevant to MGIC’s insurance decision on an Insurable Loan, including but not limited to information contained on the Final File provided by Lehman prior to issuance of Coverage, is materially true, correct, and accurate.

It is understood that information relating to the Insured Loans will be delivered to MGIC by electronic format, and that MGIC will not individually underwrite each Insured Loan.  In extending this offer to insure, MGIC is relying on the truth and accuracy of the information relating to the Insured Loans provided by Lehman.  The submission of inaccurate information which, in MGIC's reasonable judgment, is material to the acceptance or pricing of the risk with respect to any Insured Loan, may result in rescission or cancellation of Coverage on the affected Insured Loan, with a refund of all premium paid with respect thereto.  MGIC has no obligation to insure loans which do not meet the requirements of this letter.

For purposes of the Master Policy, all of the representations and warranties and other covenants of Lehman in this letter will be considered to be made on behalf of the Insured under the Master Policy, and the representations and warranties of the Insured in Section 2.2 of the Master Policy shall be deemed to have been made by Lehman on behalf of the Insured. However, MGIC's rights and remedies for a breach thereof shall be limited to MGIC's rights and remedies under the Master Policy and no other rights or remedies of MGIC shall be implied or created by this letter.

17.

Counterparts and Facsimile Signatures.  This letter agreement may be executed in separate counterparts, each of which shall be deemed an original but all of which together will constitute but one agreement, and will become effective when each party has executed one or more counterparts and delivered same to the other parties.  This letter agreement may also be executed by facsimile signatures, which will be as effective as original signatures. All capitalized terms in this letter, unless defined herein, shall have the respective meanings as set forth in the Master Policy.

It is acknowledged that although LaSalle Bank has executed this letter prior to its becoming Trustee for the benefit of the holders of the Trust, its execution hereof only will become effective as of the date it becomes Trustee.

If the foregoing terms and conditions accurately reflect the agreement among MGIC, Lehman and LaSalle Bank as the Insured, please acknowledge this letter as your request for insurance of the Insured Loans and your acceptance of its terms by signing it in the space provided below at your earliest convenience.  LaSalle Bank is signing solely as the Trustee and only the Trustee. LaSalle Bank personally is not responsible or liable for any representations, warranties, covenants or obligations herein except in its capacity as Trustee, the Insured.

In order for this letter to be binding on MGIC, it must be signed and returned to me within 30 days subsequent to the date of this letter, and the Master Policy must be issued no later than 60 days subsequent to the date of this letter.

Please call me if you have any questions.

Sincerely,

Steven M. Thompson

Vice President

Risk Management

The foregoing terms, conditions and provisions are hereby accepted, acknowledged and agreed to by Lehman Brothers, Incorporated and by LaSalle Bank National Association as Trustee for the Trust.

LEHMAN BROTHERS, INCORPORATED

By:  /s/ Ellen V. Kiernan__________    ____

Dated:  ____7/30/04________

Name: __Ellen V. Kiernan_______________

Title: __Vice President__________________

LASALLE BANK NATIONAL ASSOCIATION AS TRUSTEE FOR THE STRUCTURED ASSET INVESTMENT LOAN TRUST 2004-7, MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-7

By:  /s/ Thomas Baumgart__________    ____

Dated:  ____7/30/04__________

Name:    Thomas Baumgart________________

Title:    First Vice President________________